SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form10-12g

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section12(b) or (g)of the Securities Exchange Act of 1934

Petro USA, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	32-0650451
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7325 Oswego Road Liverpool, NY 13090
(Address of principal executive offices)

(315) 451-7515

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered
Common Shares, par value $0.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of a “large, accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐

EXPLANATORY NOTE

This registration statement on Form10 (the “Registration Statement”) is being filed by Petro USA, Inc. in order to register common stock of the Company voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is not required to file this Registration Statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.  The registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, NW, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at l.800.SEC.0330. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s Website is http://www.sec.gov.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements unless required by applicable laws or regulations.

Table of Contents

For Form 10

Of

Petro USA, Inc.

Petro USA, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item1. Business.

Organizational History.

Petro USA, Inc. (“Petro USA”, “We”, or the “Company”) was started as All State Properties L.P., a limited partnership (the “Partnership”) was organized under the Revised Uniform Limited Partnership Act of Delaware on April 27, 1984 to conduct the business formerly carried on by its predecessor corporation, All State Properties, Inc. (the “Corporation”); and together with the Partnership, the “Company”. In March 2007 Hubei Longdan (Delaware), Inc. (“Longdan Delaware” and “Subsidiary”) was organized under the laws of the State of Delaware as a wholly owned subsidiary of the Company. Longdan Delaware had only nominal assets and no liabilities and had conducted no activities except in connection with the transactions contemplated by the Acquisition Agreement.  The Company together with Longdan Delaware referred to herein as the “Registrant”. Pursuant to a Plan of Liquidation adopted by shareholders of the Corporation on September 30, 1984, the Corporation transferred substantially all of its assets to the Partnership, and the Corporation distributed such limited partnership interests to its shareholders. The Registrant was engaged since inception in land development and the construction and sale of residential housing in various parts of the eastern United States and in Argentina with its most recent transactions being in Florida.

Since August 1999, the Company’s only business has been the ownership of a member interest of approximately 35% in Tunicom LLC, a Florida limited liability company (“Tunicom”). An affiliate of Tunicom was engaged in the ownership and operation of an adult rental apartment complex until the sale of the apartment complex in August 2000. Since that time, Tunicom’s only business was activities relating to its attempts to sell its only remaining asset, five acres of commercial and residential land in Broward County, Florida (the “Remaining Property”). For a description of the sale of the Remaining Property by Tunicom and the liquidating distribution by the Company, see Item 1(b)(i). Following the completion of the transactions described in Item 1(b)(ii) the Company became a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) because it has no or nominal operations and no or nominal assets (other than cash). In March 2007, the Company entered into an Acquisition Agreement which contemplates a reverse merger with a private operating Chinese pharmaceutical company provided that certain conditions are satisfied, including approval of the transaction by its partners (See Item 1(b)(ii)).

On November 2, 2007, the Company terminated the Acquisition Agreement based on the breach of its terms by Longdan.

On December 20, 2007, Belmont Partners, LLC (“Belmont”), a Virginia limited liability company, entered into an agreement (the “Agreement”) with the Company and Stanley R. Rosenthal, an individual resident of the State of Florida ("Rosenthal").

On March 3, 2008, Greenwich Holdings LLC (“Greenwich”), a New York limited liability company, entered into a purchase agreement (the “Purchase Agreement”) with the Company and Joseph Meuse, as General Partner of the Company and a Managing Member of Belmont Partners, LLC (“Belmont”), a Virginia limited liability company.

Under the terms of the Purchase Agreement, Belmont (the “Seller”), sold to Greenwich (the “Buyer”) fifty and one one-thousandth percent (50.001%) of the issued and outstanding partnership units (“Units”), which shall be not more than nine million Units (9,000,000) of the Company for one hundred eighty eight thousand U.S. dollars ($188,000.00). In conjunction with the Agreement, brokers in the transaction received 1,150,000 units and Garry McHenry received 200,000 units as compensation as the new general partner. Greenwich then received their 50.001% or 4,471,000 Units of the Company.  As of March 31, 2008, the outstanding Units issued totaled 8,809,065.

On May 29, 2008, our predecessor, All State Properties, L.P., a Delaware limited partnership (“ASP”), and All State Properties Holdings, Inc., a Nevada corporation and wholly-owned subsidiary of ASP (“ASPH”), entered into an Agreement and Plan of Merger.  On May 29, 2008, ASP merged with and into ASPH, so that ASP and ASPH became a single corporation named All State Properties Holdings, Inc. (the “Surviving Corporation”), which is a corporation and exists under, and is governed by, the laws of the State of Nevada (the “Merger”).

As a result of the Merger, all of the assets, property, rights, privileges, powers and franchises of ASP became vested in, held and enjoyed by the Surviving Corporation, the Surviving Corporation assumed all of the obligations of ASP and we changed our name from “All State Properties, L.P.” to “All State Properties Holdings, Inc.”

Upon the effectiveness and as a result of the Merger, the Certificate of Incorporation and By-laws of ASPH became the Certificate of Incorporation and By-laws of the Surviving Corporation.

In addition, each share of common stock of ASP that was issued and outstanding immediately prior to the Merger was converted into 1 issued and outstanding share of common stock of the Surviving Corporation (“Common Stock”), so that the holders of all of the issued and outstanding shares of common stock of ASP immediately prior to the Merger are the holders of Common Stock of the Surviving Corporation. All shares of ASPH owned by ASP immediately prior to the Merger were surrendered to the Surviving Corporation and cancelled.

All State Properties Holdings, Inc. was incorporated under the laws of the State of Nevada on April 24, 2008. On December 2, 2020, it changed its name to Petro USA, Inc. to reflect the new business direction of the Corporation. In addition, the majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one hundred thousand in which each shareholder was issued one common share in exchange for every one hundred thousand common shares of their then issued common stock. Prior to the reverse split the Corporation had a total of 2,893,909,736 issued and outstanding shares of common stock, par value $0.0001.  On the effective date of the reverse split, they had a total of to 30,920 issued and outstanding shares of common stock, par value $0.0001.  New stock certificates are issued upon surrender of the shareholders’ old certificates.

Petro USA, Inc. is to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other business combination with a domestic or foreign private business.  The company has not commenced planned principal operations. The Company has a June 30 year end.

Our Business

The Company is currently attempting to locate and negotiate with eligible portfolio companies to acquire an interest in them. In addition to acquiring an interest in them, the Company intends to assist these portfolio companies with raising capital and offer them substantial managerial assistance needed to succeed.

Employees

As of the date of this registration statement filed on Form 10, we have no employees.

Item1A. Risk Factors.

We are a smaller reporting company and therefore not required to provide this information in our Form 10 registration statement.

Item2. Financial Information.

Selected Financial Information

We are a smaller reporting company and therefore not required to provide this information in our Form 10 registration statement.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Overview

The following discussion and analysis of our financial condition and results of operations (“MD&A”) should be read in conjunction with our financial statements and the accompanying notes to the financial statements included in this Form 10-K.

The MD&A is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Background

We are not currently engaged in any business operations. We are, however, in the process of attempting to identify, locate, and if warranted, acquire new commercial opportunities.

No revenue has been generated by the Company. It is unlikely the Company will have any revenues unless it is able to effect an acquisition or merger with an operating company, of which there can be no assurance. The Company’s plan of operation for the remainder of the fiscal year shall be to continue its efforts to locate suitable acquisition candidates. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	investigating, analyzing and consummating an acquisition.

We believe we will be able to meet these costs through use of funds to be loaned by or invested in us by our stockholders, management or other investors. There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed.

Results of Operations

Working Capital

	March 31,	June 30,
	2021	2020

Current Assets	$ -	$ -
Current Liabilities	113,132	90,896
Working Capital (Deficit)	$(113,132)	$(90,896)

Cash Flows

	March 31,	June 30,
	2021	2020

Cash Flows from (used in) Operating Activities	$-	$-
Cash Flows from (used in) Financing Activities	-	-
Net Increase (decrease) in Cash During Period	$-	$-

Three and Nine Months Ended March 31, 2021 compared to Three and Nine Month Ended March 31, 2020

Operating Revenues

We have generated no revenues for the three months and nine months ended March 31, 2021.

Operating Expenses and Net Loss

 Operating expenses for the three months ended March 31, 2021 were $1,100 compared with $10,819 for the three months ended March 31, 2020.  The decrease in operating expenses were attributable to a decrease in other general and administrative expenses from $10,819 for the three months ended March 31, 2020 to $1,100 for the three months ended March 31, 2021.

 Operating expenses for the nine months ended March 31, 2021 were $2,600 compared with $10,819 for the nine months ended March 31, 2020. The decrease in operating expenses were attributable to a decrease in other general and administrative expenses from $10,819 for the nine months ended March 31, 2020 to $2,600 for the nine months ended March 31, 2021.

 During the three months ended March 31, 2021, the Company recorded a net loss of $1,100. compared with net loss of $10,819 for the three months ended March 31, 2020.

During the nine months ended March 31, 2021, the Company recorded a net loss of $2,600. compared with net loss of $10,819 for the nine months ended March 31, 2020.

Liquidity and Capital Resources

 As of March 31, 2021, the Company's cash balance was $0 compared to cash balance of $0 as of June 30, 2020. As of March 31, 2021, the Company's total assets were $0 compared to total assets of $0 as of June 30, 2020.

  As of March 31, 2021, the Company had total liabilities of $76,161 compared with total liabilities of $73,561 as of June 30, 2020. The increase in total liabilities is attributed to an increase in account payable and accrued liabilities from $3,500 for the year ended June 30, 2020 to $5,500 for the six months ended March 31, 2021.

 As of March 31, 2021, the Company has a working capital deficit of $76,161 compared with working capital deficit of $73,561 at June 30, 2020.

Cashflow from Operating Activities

During the nine months ended March 31, 2021 the Company used $0 cash for operating activities compared to the use of $0 cash for operating activities during the six months ended March 31, 2020.

Cashflow from Financing Activities

During the nine months ended March 31, 2021 and March 31, 2020, the Company did not receive any cash from financing activities.

Subsequent Developments

None.

Year Ended June 30, 2020 Compared to Year Ended June 30, 2019

Operating Revenues

We have generated revenues of $0 and $0 for the years ended June 30, 2020 and 2019.

Operating Expenses and Net Loss

Operating expenses for the year ended June 30, 2020 were $17,335 compared with $13,719 for the year ended June 30, 2019.  The increase in operating expenses were attributable to an increase in general and administrative expenses from $13,719 for the year ended June 30, 2019 to $17,335 to the year ended June 30, 2020.

During the year ended June 30, 2020, the Company recorded a net loss of $17,335, compared with net loss of $13,719 for the year ended June 30, 2019.

Liquidity and Capital Resources

As of June 30, 2020, the Company's cash balance was $0 compared to cash balance of $0 as of June 30, 2019. As of June 30, 2020, the Company's total assets were $0 compared to total assets of $0 as of June 30, 2019.

As of June 30, 2020, the Company had total liabilities of $90,896 compared with total liabilities of $73,561 as of June 30, 2019. The increase in total liabilities is attributed to an increase in accounts payable and accrued liabilities from $3,500 on June 30, 2019 to $15,223 on June 30, 2020 and an increase in due to related parties from $70,061 on June 30,2019 to $75,673 on June 30, 2020.

As of June 30, 2020, the Company has a working capital deficit of $90,896 compared with working capital deficit of $73,561 at June 30, 2019 with the increase in the working capital deficit attributed to an increase in accounts payable and accrued liabilities from $3,500 on June 30, 2019 to $15,223 on June 30, 2020 and an increase in due to related parties from $70,061 on June 30,2019 to $75,673 on June 30, 2020.

Cashflows from Operating Activities

During the year ended June 30, 2020 and June 30, 2019, the Company did not used any cash for operating activities.

Cashflows from Financing Activities

During the years ended June 30, 2020 and June 30, 2019, the Company did not receive any cash from financing activities.

Going Concern

We have not attained profitable operations and are dependent upon the continued financial support from our shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from our future business. These factors raise substantial doubt regarding our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however, there is no assurance of additional funding being available.

The Company, as of the date of this filing had approximately $0 in cash and has not earned any revenues from operations to date. In the previous two fiscal years our operating expenses were $13,719 and $17,335 in the years ended June 30, 2109 and June 30, 2020 respectively, consisting primarily of professional fees, administrative expenses and filing fees. The ongoing expenses of the Company will be related to seeking out a suitable acquisition as well as mandatory filing requirements including our reporting requirements under the Securities Exchange Act of 1934 upon effectiveness of this registration statement.

The Company continues to rely on borrowings and financings either arranged by the Company’s President or through entities controlled by the President. In the next 12 months we expect to incur expenses equal to approximately $20,000 related to legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements. The costs related to the acquisition of a business combination target company vary widely and are dependent on a variety of factors including, but not limited to, the amount of time it takes to complete a business combination, the location of the target company, the size and complexity of the business of the target company, whether stockholders of the Company prior to the transaction will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction. Therefore, we believe such costs are unascertainable until the Company identifies a business combination target. These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates. The Company’s ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. There is no assurance that we will in fact have access to additional capital or financing as a public company. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. While the Company is in a competitive market with a small number of business opportunities, through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, our management believes that there are opportunities for a business combination with firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.

We have not established a specific timeline nor have we created a specific plan to identify an acquisition target and consummate a business combination. We expect that our management and the Company, through its various contacts and affiliations with other entities will locate a business combination target. We expect that funds in the amount of approximately $20,000 will be required in order for the Company to satisfy its Exchange Act reporting requirements during the next 12 months, in addition to any other funds that will be required in order to complete a business combination. Such funds can only be estimated upon identifying a business combination target. Our management and stockholders have indicated an intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and our management or stockholders specifically requiring they provide any funds to the Company. Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a business combination transaction.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Default on Notes

There are currently no notes in default.

Other Contractual Obligations

As of quarter ended March 31, 2021, we did not have any contractual obligations.

Item3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its President at no cost. Given the limited need of the Company, management believes that the office space is more than suitable and adequate. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item4. Security Ownership of Certain Beneficial Owners and Management.

Principal Stockholders

The following table sets forth, as of March 31, 2021, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company.

		NUMBER OF SHARES	PERCENT OF SHARES
NAME AND ADDRESS OF	TITLE	BENEFICIALLY	BENEFICIALLY
BENEFICIAL OWNER	OF CLASS	OWNED	OWNED
Sea Alive, Inc. (Joseph C. Passalaqua, owner)	Common	16,922	54.72%
106 Glenwood Drive
Liverpool, NY 13090

All Directors and officers as a group (1 members)	Common	16,922	54.72%

Item5. Directors and Executive Officers.

Our Board of Directors

The following table sets forth information regarding our current directors and each director nominee, as of the date of filing.

NAME	AGE	POSITION	DIRECTOR SINCE
Joseph C. Passalaqua	72	Director	2010

Joseph C. Passalaqua

Mr. Passalaqua, 70, was employed by Summit Auto Group from 2012 through 2016. He became President of Plantation Corp., in January of 2010. He is the owner of Prime Auto Group, LLC which he formed in August 2015.

Our Executive Officers

We designate persons serving in the following positions as our named executive officers: our chief executive officer, chief financial officer. The following table sets forth information regarding our executive officers as of the dated of this filing, May 3, 2021.

NAME	AGE	POSITION	OFFICE SINCE
Joseph C. Passalaqua	72	Chief Executive Officer, CFO and Secretary	2010

Joseph C. Passalaqua’s biographical summary is included under “Our Board of Directors.

Item6. Executive Compensation.

Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer, our principal financial officer and each of our other executive officers during 2019 and 2020.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compen- sation ($)	Non- Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Joseph C. Passalaqua	2019	$0	$0	$0	$0	$0	$0	$0	$0
(Principal Chief Executive Officer, President and Director)	2020	$0	$0	$0	$0	$0	$0	$0	$0

Employment Agreements

The Company does not have employment agreements with any of its officers or directors and there are no other employees.

Directors Compensation

No director received compensation for services rendered in any capacity to us during the fiscal years ended June 30, 2019 and June 30, 2020.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended and restated, and our Bylaws provide for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other corporation in the performance of his duties as such officer or director. Our Bylaws also authorize the purchase of director and officer liability insurance to insure them against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable law.

Compensation Committee Interlocks and Insider Participation

We have not established a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee.

Item7. Certain Relationships and Related Transactions.

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in- laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

We do not have a specific policy or procedure for the review, approval, or ratification of any transaction involving related persons. We historically have sought and obtained funding from officers, directors, and family members as these categories of persons are familiar with our management and often provide better terms and conditions than we can obtain from unassociated sources. Also, we are so small that having specific policies or procedures of this type would be unworkable.

Item8. Legal Proceedings.

None.

Item9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information

Our common stock trades on the OTC PINK Exchange under the ticker symbol “PBAJ” The following table sets forth, for the periods indicated, the high and low closing sales prices of our common stock (where the end of the quarter was on a weekend or holiday and in cases where there was otherwise no trading activity, the high and low prices nearest and prior to the date have been used):

FISCAL YEAR ENDED JUNE 30, 2019:	High	Low
September 30, 2018	$0.0004		$0.0003
December 31. 2018	$0.0004		$0.0003
March 31, 2019	$0.0004		$0.0002
June 30, 2019	$0.0004		$0.0003

FISCAL YEAR ENDED JUNE 30, 2020:
September 30, 2019	$0.0005	`	0.0004
December 31, 2019	$0.0004		$0.0003
March 31, 2020	$0.0004		$0.0003
June 30, 2020	$0.0004		$0.0003

(b) Holders

As of March 31, 2021, there were approximately 1,514 holders of record of our common stock, not including holders who hold their shares in street name.

(c) Dividends

The Company has never declared or paid any cash dividends. It is the present policy of the Company to retain earnings to finance the growth and development of the business and, therefore, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future.

(d) Equity Compensation Plan Information

The Company does not currently have an equity compensation plan but intends to adopt one in the future. In lieu of an equity compensation plan the Company has granted shares of restricted stock to its officers, directors and others for services periodically and as part of some of the officers’ employment agreements.

(e) Information Related to Outstanding Shares

As of March 31, 2021, there were 30,920 shares of our common stock issued and outstanding.

All of our issued and outstanding common shares (of which 0 shares are owned by officers, directors) were issued and have been paid for and held for a period in excess of six months and are eligible to be resold pursuant to Rule 144 promulgated under the Securities Act when the Company has been reporting for 1 year and has ceased being a “shell company” as defined by Rule 144(i)..

The resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our affiliate shareholders who have beneficially owned restricted shares of common stock for at least six months to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least six months by a person not affiliated with the company (in general, a person who is not one of our executive officers, directors or principal shareholders during the three-month period prior to resale), such restricted shares can be sold without any volume limitation, provided all of the other requirements for resale under Rule 144 are applicable.

Item10. Recent Sales of Unregistered Securities.

During the Company’s 2020 and 2019 fiscal years ending June 30th , the Company had no sales of unregistered securities.

Note that due to the price differential between the conversion price on certain notes and the most recent market prices, the Company’s auditor required it to take one-time non-cash charges deemed “beneficial conversions” despite the fact that no conversions had taken place.  This is simply an accounting convention designed to capture the expense to a Company for issuing shares below deemed market value, notwithstanding the fact that there was an extremely limited market for the Company’s common stock when the convertible notes were entered into and the fact that the shares were not actually issued at the time.

Item11. Description of Registrant’s Securities to be Registered.

DESCRIPTION OF SECURITIES

The authorized capital stock of Petro USA, Inc. consists of 290,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). As of December 31, 2020, there were 30.920 shares of Common Stock issued and outstanding and 1,000,000 shares of Preferred Stock issued and outstanding.

The following description of certain matters relating to Petro USA, Inc. securities is a summary and is qualified in its entirety by the provisions of Petro USA, Inc. Certificate of Incorporation, the Amendment to the Articles of Incorporation and Bylaws.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Nevada. Accordingly, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Petro USA, Inc. with any corporation, or any liquidation or disposition of any substantial assets of Petro USA, Inc.

Preferred Stock

The Company has 10,000,000 authorized shares of Preferred Stock, No shares are issued and outstanding.

Options

The Company has not issued any options to purchase shares of its common stock, although it may establish a qualified option plan at some point in the future.

Item12. Indemnification of Directors and Officers.

Our articles provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Item13. Financial Statements and Supplementary Data.

Report of Independent Registered Public Accounting Firm	16

Audited Balance Sheets as of June 30, 2020 and 2019	17

Audited Statements of Operations for Year Ended June 30, 2020 and 2019	18

Audited Statements of Changes in Stockholders' Deficit for Year Ended June 30, 2020 and 2019	19

Audited Statements of Cash Flows for Year Ended June 30, 2020 and 2019	20

Notes to Audited Financial Statements for Year Ended June 30, 2020 and 2019	21

Unaudited Balance Sheets as of December 31, 2020 and 2019	27

Unaudited Statements of Operations for Three and Six Months Ended December 31, 2020 and 2019	28

Unaudited Statements of Changes in Stockholders' Deficit for Six Months Ended December 31, 2020 and 2019	29

Audited Statements of Cash Flows for Six Months Ended December 31, 2020 and 2019	30

Notes to Audited Financial Statements for Year Ended June 30, 2020 and 2019	31

The financial statements required to be included in this registration statement appear at the end of the registration statement beginning on page F-1. (see Item 15).

Item14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

Item15. Financial Statements and Exhibits.

(a)	Financial Statements

See the financial statements annexed to this Registration Statement which financial statements are incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

3.1.1	Articles of Incorporation dated April 24, 2008*

3.1.2	Articles of Merger dated June 5, 2008*

3.1.3	Certificate of Amendment dated March 30, 2009*

3.1.4	Certificate of Amendment dated August 29, 2009*

3.1.5	Amendment to Certificate of Designation After Issuance dated September 3, 2009*

3.1.6	Certificate of Change dated August 11, 2010*

3.1.7	Certificate of Change dated September 21, 2010*

3.1.8	Certificate of Change dated September 30, 2010*

3.1.9	Certificate of Change dated January 31, 2011*

3.1,10	Certificate of Change dated March 17, 2011*

3.1.11	Certificate of Amendment dated January 12, 2018*

3.1.12	Certificate of Amendment dated July 11, 2018*

3.1.13	Certificate of Amendment dated May 16, 2019*

3.1.14	Certificate, Amendment or Withdrawal of Designation dated March 25, 2020*

3.2	Bylaws of Petro USA, Inc (formerly All State Properties Holdings, Inc.)*

23.1	Consent*

* Filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRO USA, INC

By:	/s/ Joseph C. Passalaqua
Name: Joseph C. Passalaqua Title: CEO, CFO, President and Director Date: May 11, 2021

PETRO USA, INC.

FORMERLY ALL STATE PROPERTIES HOLDINGS. INC.

FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

AND

DECEMBER 31, 2021 AND 2020

C O N T E N T S

Report of Independent Registered Public Accounting Firm	17

Audited Balance Sheets as of June 30, 2020 and 2019	18

Audited Statements of Operations for Year Ended June 30, 2020 and 2019	19

Audited Statements of Changes in Stockholders' Deficit for Year Ended June 30, 2020 and 2019	20

Audited Statements of Cash Flows for Year Ended June 30, 2020 and 2019	21

Notes to Audited Financial Statements for Year Ended June 30, 2020 and 2019	22

Unaudited Balance Sheets as of March 31, 2021 and 2020	27

Unaudited Statements of Operations for Three and Nine Months Ended March 31, 2021 and 2020	28

Unaudited Statements of Changes in Stockholders' Deficit for Nine Months Ended March 31, 2021 and 2020	29

Unaudited Statements of Cash Flows for Nine Months Ended March 31, 2021 and 2020	30

Notes to Unaudited Financial Statements for Nine Months Ended March 31, 2021 and 2020	31

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and

Stockholders of All State Properties Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of All State Properties Holdings, Inc. (the “Company”) as of June 30, 2020 and 2019, the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2020, and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2020, in conformity with accounting principles generally accepted in the United States of America

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 2 to the financial statements, the Company’s continuing operating losses raise substantial doubt about its ability to continue as a going concern for a period of one year from the issuance of these financial statements. Management’s plans are also described in Note 2. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Boyle CPA, LLC

We have served as the Company's auditor since 2017

Bayville, NJ

July 14, 2020

361 Hopedale Drive SE	P (732) 822-4427
Bayville, NJ 08721	F (732) 510-0665

All State Properties Holdings, Inc.
Balance Sheets

	June 30,
	2020	2019
Assets

Current Assets:
Cash and cash equivalents	$ -	$ -
Total current assets	-	-

Total assets	$ -	$ -

Liabilities and Stockholders' Deficit

Current Liabilities:
Accounts payable and accrued liabilities	$ 15,223	$ 3,500
Due to related parties	75,673	70,061
Total current liabilities	90,896	73,561

Total liabilities	90,896	73,561

Stockholders' Deficit
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding
	-	-
Common Stock, $0.0001 par value, 7,000,000,000 shares authorized,
2,964,181,540 shares issued and outstanding, respectively	296,418	296,418
Additional paid-in capital	121,373,231	121,373,231
Accumulated deficit	(121,760,545)	(121,743,210)
Total stockholders' deficit	(90,896)	(73,561)

Total liabilities and stockholders' deficit	$ -	$ -

The accompanying notes are an integral part of these financial statements

F-2

All State Properties Holdings, Inc.
Statement of Operations

	For the Years Ended
	June 30,
	2020	2019

Revenues	$ -	$ -

Operating expenses
Other general and administrative expenses	17,335	13,719
Total operating expenses	17,335	13,719

Loss from operations	(17,335)	(13,719)

Other income (expense)
Loss on settlement of debt	-	-
Interest expense	-	-
Total other income (expense)	-	-

Net loss	$ (17,335)	$ (13,719)

Basic and fully diluted loss per common share	$ -	$ -

Basic and fully diluted weighted average
common shares outstanding	2,964,181,540	2,964,181,540

The accompanying notes are an integral part of these unaudited financial statements

F-3

All State Properties Holdings, Inc.
Statement of Changes in Stockholders' Deficit
For the Years Ended June 30, 2019 and 2020

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at June 30, 2018	-	$ -	2,964,181,540	$296,418	$121,373,231	$(121,729,491)	$(59,842)

Net loss for the year ended June 30, 2019	-	-	-	-	-	(13,719)	(13,719)

Balance at June 30, 2019	-	-	2,964,181,540	296,418	121,373,231	(121,743,210)	(73,561)

Net loss for the year ended June 30, 2020	-	-	-	-	-	(17,335)	(17,335)

Balance at June 30, 2020	-	$ -	2,964,181,540	$296,418	$121,373,231	$(121,760,545)	$(90,896)

The accompanying notes are an integral part of these financial statements

F-4

All State Properties Holdings, Inc.
Statement of Cash Flows

For the Years Ended
June 30,
	2020	2019

Cash Flows from Operating Activities:
Net loss	$ (17,335)	$ (13,719)
Adjustments to reconcile net loss to net cash provided
by (used in) operating activities:
Issuance of common stock as share-based compensation	-	-
Loss on extinguishment of debt	-	-
Changes in assets and liabilities
Increase (decrease) in accounts payable	11,723	(2,500)
Increase (decrease) in due to related parties	5,612	16,219
Net cash provided by (used in) operating activities	-	-

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities	-	-

Net increase (decrease) in cash	-	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	-	-

Supplemental disclosure of cash flow information:
Cash paid for interest	$ -	$ -
Cash paid for taxes	$ -	$ -

Non-cash transactions:
Conversion of related party debt	-	-

The accompanying notes are an integral part of these financial statements

F-5

All State Properties Holdings, Inc.

Notes to Financial Statements

For the years ended June 30, 2020 and 2019

1.Organization, Description of Business, and Basis of Accounting

Business Organization

All State Properties Holdings, Inc., a corporation (the “Company”) was organized under the state of Nevada on April 24, 2008 to conduct business formerly carried on by its predecessor partnership, All State Properties L.P. (the “Partnership”). The Partnership merged with the Company on May 29, 2008. The Company acquired all of the assets and assumed all of the liabilities and obligations of the Partnership. At May 29, 2008 each unit, par value $0.001 per share of the Partnership was converted into one issued and outstanding share of par value $0.0001 common stock of the Corporation.

The Company’s fiscal year end is June 30th.

Accounting Basis

These financial statements have been prepared on the accrual basis of accounting following generally accepted accounting principles of the United States of America consistently applied.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At June 30, 2019 and 2018, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences.  Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily share based compensation and loss on settlement of debt.

As of June 30, 2019, the deferred tax asset related to the Company's net operating loss (NOL) carry forward is fully reserved.  Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carry forwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

Dividends

The Company has not yet adopted a policy regarding the payment of dividends.

All State Properties Holdings, Inc.

Notes to Financial Statements

For the years ended June 30, 2020 and 2019

1.Organization, Description of Business, and Basis of Accounting (Continued)

Fair Value of Financial Instruments

The carrying value of cash, accounts payable and amounts due to related party approximates its fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

The Company accounts for financial instruments in accordance with the Financial Accounting Standard Board's Accounting Standards Codification Topic 820 – Fair Value Measurements and Disclosures ("ASC 820"), which establishes a framework for measuring fair value and expands disclosure of fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, this policy established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1. Observable inputs such as quoted prices in active markets.

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following table presents assets that are measured and recognized at fair value on a non-recurring basis:

Level 1:  None

Level 2:  None

Level 3:  None

The Fair Value Option permits entities to choose to measure eligible financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value options have been elected in earnings at each subsequent reporting date. For the years ended June 30, 2019 and 2018, there were no applicable items on which the fair value option was elected. The Fair Value Option may impact our consolidated financial statements in the future.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

All State Properties Holdings, Inc.

Notes to Financial Statements

For the years ended June 30, 2020 and 2019

1.Organization, Description of Business, and Basis of Accounting (Continued)

Common stock equivalents represent the dilutive effect of the assumed exercise of outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

As of June 30, 2020, and 2019, the Company’s has no issued and outstanding warrants or options.

2.Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  However, the Company has incurred significant losses and is dependent on obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain the necessary funding it could cease operations as a new enterprise.  This raises substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.  These financial statements do not include any adjustments that might result from this uncertainty

3.Income Taxes

The Company provides for income taxes asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. This method requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons:

	June 30
	2020	2019
Income tax expense at statutory rate	3,640	2,881
Valuation Allowance	(3,640)	(2,881)
Income tax expense per books	$-	$-

All State Properties Holdings, Inc.

Notes to Financial Statements

For the years ended June 30, 2020 and 2019

4.Income Taxes (Continued)

Net deferred tax assets consist of the following components as of June 30:
	2020	2019
Net Operating Loss Carryover	$(194,823)	$(177,488)
Valuation Allowance	194,823	177,488
Net Deferred Tax Asset	$ -	$ -

The Company has a net operating loss carryover of $804,906 as of June 30, 2020.

The Company has net operating loss carry forwards that were derived solely from operating losses from prior years.  These amounts can be carried forward to offset future taxable income indefinitely.  No provision was made for federal income taxes as the Company has significant net operating losses.

At June 30, 2020 and 2019, the Company has established a valuation allowance equal to the deferred tax assets as there is no assurance that the Company will generate future taxable income to utilize these assets.

Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carry forwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company. The Company had no uncertain tax positions at June 30, 2020 or 2019.

5.Capital Stock

The Company has 10,000,000 shares of Preferred Stock authorized at a par value of $0.0001 and none has been issued at June 30, 2020 and 2019.

At June 30, 2020 and 2019, the Company had 2,964,181,540 and 2,964,181,540 common shares issued and outstanding, respectively.

The Company has no other classes of shares authorized for issuance. At June 30, 2020 and 2019, there were no outstanding stock options or warrants.

5. Related Party Transactions

The Amounts due to related parties are advances from a company controlled by the Company's Chief Executive Officer in order to pay operating expenses of the Company.  These advances are non-interest bearing and payable upon demand.

All State Properties Holdings, Inc.

Notes to Financial Statements

For the years ended June 30, 2019 and 2018

6. Common Stock Purchase Agreement and Settlement Agreement

On December 8, 2017, the Company entered into a Common Stock Purchase Agreement (the "Purchase Agreement") with Maurice Parham.  Under said Purchase Agreement, the Parties agreed that Joseph Passalaqua would resign from the Board of Directors of the Company and was replaced by Maurice Parham. Maurice Parham was to immediately transfer to the Company the rights to the Universal Nation business plan. Friction & Heat shall cancel its Reduced Control Stock and the Company shall issue the same amount of newly issued shares in exchange of the outstanding debt owed by the Company to Friction as of the date of execution of the Purchase Agreement.

On July 2, 2018, the Company entered into a Settlement Agreement (the Settlement Agreement"), whereby the parties terminated their Purchase Agreement dated December 8, 2017 with Maurice Parham in accordance with the termination provisions in said Purchase Agreement, and return the parties to their pre-Purchase Agreement status. Thereby Maurice Pelham resigned from the Company and Joseph Passalaqua was reinstated to the Board of Directors of the Company. Maurice Parham will not transfer to the Company the rights to the Universal Nation business plan.

6.Subsequent Events

On April 27, 2020, the District Court in Clark County Nevada issued a Default Judgement against defendants Wayne Mower, Robert Kroff and Joseph Moretti stating that their actions including authorizing a 7,500 for 1 reverse stock split of the Registrant were neither authorized nor permitted. The Court stated that the Defendants were not authorized to engage in a reverse stock split. Neither did these Defendants had any ownership or management interest in the company.  The Court stated that these Defendants acted with clear disregard of the rights of the shareholders and management. That these Defendants conspired to deprive the shareholders, of their interest in the company.  The Court Concluded that the acts of these Defendants were those of fraudulent rogue actors without any authority.

On May 28, 2020, the majority of the shareholders and board of directors of the Registrant approved a name change for the Registrant to Petro U.S.A., Inc. to reflect a change in the business to become an operator of truck stops and travel centers in the United States, offering diesel fuel and gasoline, full service and fast food restaurants, maintenance and repair service for trucks, and groceries and convenience goods, among other products and services.

The majority of the shareholders and board of directors of the Registrant approved a 100,000 to 1 reverse split of all issued common shares from its current 2,964,181,540 issued and outstanding shares.

Petro USA, Inc.
(formerly All State Properties Holdings, Inc.)
Balance Sheets
(Unaudited)

	March 31,	June 30,
	2021	2020
Assets

Current Assets:
Cash and cash equivalents	$ -	$ -
Total current assets	-	-

Total assets	$ -	$ -

Liabilities and Stockholders' Deficit

Current Liabilities:
Accounts payable and accrued liabilities	$ 25,082	$ 15,223
Due to related parties	88,050	75,673
Total current liabilities	113,132	90,896

Total liabilities	113,132	90,896

Stockholders' Deficit
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding at September 30 and
June 30, 2018, respectively	-	-
Common Stock, $0.0001 par value, 7,000,000,000 shares authorized,
2,964,181,540 shares issued and outstanding respectively	3	3
Additional paid-in capital	121,677,146	121,669,646
Accumulated deficit	(121,790,281)	(121,760,545)
Total stockholders' deficit	(113,132)	(90,896)

Total liabilities and stockholders' deficit	$ -	$ -

The accompanying notes are an integral part of these unaudited financial statements

F-2

Petro USA Holdings, Inc.
(formerly All State Properties Holdings, Inc.)
Statement of Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2021	2020	2021	2020

Revenues	$ -	$ -	$ -	$ -

Operating expenses
Other general and administrative expenses	540	1,100	29,736	2,600
Total operating expenses	540	1,100	29,736	2,600

Loss from operations	(540)	(1,100)	(29,736)	(2,600)

Other income (expense)
Loss on settlement of debt	-	-	-	-
Interest expense	-	-	-	-
Total other income (expense)	-	-	-	-

Net loss	$ (540)	$ (1,100)	$ (29,736)	$ (2,600)

Basic and fully diluted loss per common share	$ (0.02)	$ (0.04)	$ (0.96)	$ (0.06)

Basic and fully diluted weighted average
common shares outstanding	30,920	30,218	30,920	30,218

The accompanying notes are an integral part of these unaudited financial statements

F-3

Petro USA, Inc.
(formerly All State Properties Holdings, Inc.)
Statement of Cash Flows
(Unaudited)

For the Six Months Ended
March 31,
	2021	2020

Cash Flows from Operating Activities:
Net loss	$ (29,736)	$ (2,600)
Adjustments to reconcile net loss to net cash provided
by (used in) operating activities:
Issuance of common stock as share-based compensation	7,500	-
Loss on extinguishment of debt	-	-
Changes in assets and liabilities
Increase (decrease) in accounts payable	9,859	2,000
Increase (decrease) in due to related parties	12,377	600
Net cash provided by (used in) operating activities	-	-

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities	-	-

Net increase (decrease) in cash	-	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	-	-

Supplemental disclosure of cash flow information:
Cash paid for interest	$ -	$ -
Cash paid for taxes	$ -	$ -

Non-cash transactions:
Conversion of related party debt	-	-

The accompanying notes are an integral part of these unaudited financial statements

F-4

Petro USA, Inc.
(formerly All State Properties Holdings, Inc.)
Statement of Changes in Stockholders' Deficit
For the Three and Nine Months Ended March 31, 2021 and 2020
(Unaudited)					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at June 30, 2020	-	$ -	30,218	$ 3	$121,669,646	$(121,760,545)	$ (90,896)
Net loss for the three months ended September 30, 2020	-	-	-	-	-	(5,346)	(5,346)
Balance at September 30, 2020	-	-	30,218	3	121,669,646	(121,765,891)	(96,242)
Shares issued for services	1,000,000	1,000	-	-	6,500	-	7,500
Shares returned to treasury	-	-	702	-	-	-	-
Net loss for the three months ended December 31, 2020	-	-	-	-	-	(23,850)	(23,850)
Balance at December 31, 2020	1,000,000	1.000	30,920	3	121.676,146	(121,789,741)	(96,242)
Cancellation of preferred shares	(1,000,000)	(1,000)	-	-	1,000	-	-
Net loss for the three months ended March 31, 2021	-	-	-	-	-	(540)	(540)
Balance at March 31, 2021	-	$ -	30,920	$ 3	$121,677,146	$(121,790,281)	$ (113,132)

Balance at June 30, 2019	-	$ -	30,218	$ 3	$121,669,646	$(121,743,210)	$ (73,561)
Net loss for the three months ended September 30, 2019	-	-	-	-	-	(1,000)	(1,000)
Balance at September 30, 2019	-	-	30,218	3	121,669,646	(121,744,210)	(74,561)
Net loss for the three months ended December 31, 2019	-	-	-	-	-	(500)	(500)
Balance at December 31, 2019	-	-	30,218	3	121,669.646	(121,744,710)	(75,061)
Net loss for the three months ended March 31, 2020				-	-	(1,100)	(1,100)
Balance at March 31, 2020	-	$ -	30,218	$ 3	$121,669,646	$(121,745,810)	$ (76,161)
F-5

Petro USA, Inc.

(formerly All State Properties Holdings, Inc.)

Notes to Financial Statements

For the three and nine months ended March 31, 2021 and 2020

1. Organization, Description of Business, and Basis of Accounting

Business Organization

All State Properties Holdings, Inc., a corporation (the "Company") was organized under the state of Nevada on April 24, 2008 to conduct business formerly carried on by its predecessor partnership, All State Properties L.P. (the "Partnership"). The Partnership merged with the Company on May 29, 2008. The Company acquired all of the assets and assumed all of the liabilities and obligations of the Partnership. At May 29, 2008 each unit, par value $0.001 per share of the Partnership was converted into one issued and outstanding share of par value $0.0001 common stock of the Corporation.

On November 10, 2020, the majority of the shareholders and board of directors of the Registrant approved a name change for the Registrant to Petro U.S.A., Inc. to reflect a change in the business to become an operator of truck stops and travel centers in the United States, offering diesel fuel and gasoline, full service and fast food restaurants, maintenance and repair service for trucks, and groceries and convenience goods, among other products and services.

The Company's fiscal year end is June 30th.

Accounting Basis

These financial statements have been prepared on the accrual basis of accounting following generally accepted accounting principles of the United States of America (“U.S. GAAP”) consistently applied.

The accompanying unaudited condensed interim financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited condensed interim financial statements should be read in conjunction with the financial statements of the Company for the year ended June 30, 2020 and notes thereto contained in our 10-K Annual Report

Petro USA, Inc.

(formerly All State Properties Holdings, Inc.)

Notes to Financial Statements

For the three and nine months ended March 31, 2021 and 2020

1. Organization, Description of Business, and Basis of Accounting (Cont.)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent. Actual results could differ from those estimates.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At March 31, 2021 and June 30, 2020, respectively, the deferred tax asset and deferred tax liability accounts as recorded when material to the financial statements, are entirely the result of temporary and permanent differences.  Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily share based compensation and loss on settlement of debt.

As of March 31, 2021, the deferred tax asset related to the Company's net operating loss (NOL) carry forward is fully reserved.  Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

Dividends

The Company and has not yet adopted a policy regarding the payment of dividends.

Fair Value of Financial Instruments

The carrying value of cash, accounts payable and amounts due to related party approximates its fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

The Company accounts for financial instruments in accordance with the Financial Accounting Standard Board's Accounting Standards Codification Topic 820 – Fair Value Measurements and Disclosures ("ASC 820"), which establishes a framework for measuring fair value and expands disclosure of fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, this policy established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Petro USA, Inc.

(formerly All State Properties Holdings, Inc.)

Notes to Financial Statements

For the three and nine months ended March 31, 2021 and 2020

1. Organization, Description of Business, and Basis of Accounting (Cont.)

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following table presents assets that are measured and recognized at fair value on a non-recurring basis:

Level 1:  None

Level 2:  None

Level 3:  None

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

As of March 31, 2021 and June 30, 2020, the Company has no issued and outstanding warrants or options.

2. Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  However, the Company has incurred significant losses and is dependent on obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain the necessary funding it could cease operations as a new enterprise.  This raises substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.  These financial statements do not include any adjustments that might result from this uncertainty.

Petro USA, Inc.

(formerly All State Properties Holdings, Inc.)

Notes to Financial Statements

For the three and nine months ended March 31, 2021 and 2020

3. Income Taxes

The Company provides for income taxes asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. This method requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons:

	March 31,
	2021	2020
Income tax expense at statutory rate	$ 6,245	$ 546
Valuation Allowance	(6,245)	(546)
Income tax expense per books	$ -	$ -

Net deferred tax assets consist of the following components as of March 31, 2021 and June 30, 2020:

	March 31,	June 30,
	2021	2020
Net Operating Loss Carryover	$ 224,559	$ 194,823
Valuation Allowance	(224,559)	(194,823)
Net Deferred Tax Asset	$ -	$ -

The Company had net operating loss carryforwards of approximately $840,000 at March 31, 2021.

4. Related Party Transactions

The Amounts due to related parties are advances from a company controlled by the Company's Chief Executive Officer in order to pay operating expenses of the Company.  These advances are non-interest bearing and payable upon demand.

On January 20, 2021, Mr. Pete R Iodice was appointed as President and Board Member of the Company. On April 9, 2021, Mr. Peter R. Iodice resigned as President and Director of the Company.

Petro USA, Inc.

(formerly All State Properties Holdings, Inc.)

Notes to Financial Statements

For the three and nine months ended March 31, 2021 and 2020

5.Commitments and Contingencies

On April 27, 2020, the District Court in Clark County Nevada issued a Default Judgement against defendants Wayne Mower, Robert Kroff and Joseph Moretti stating that their actions including authorizing a 7,500 for 1 reverse stock split of the Registrant were neither authorized nor permitted.  The Court stated that the Defendants were not authorized to engage in a reverse stock split. Neither did these Defendants had any ownership or management interest in the company.  The Court stated that these Defendants acted with clear disregard of the rights of the shareholders and management.  That these Defendants conspired to deprive the shareholders, of their interest in the company.  The Court Concluded that the acts of these Defendants were those of fraudulent rogue actors without any authority.

6. Subsequent Events

None